As filed with the Securities and Exchange Commission on February 12, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HubSpot, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2632791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

HubSpot, Inc.

25 First Street

Cambridge, Massachusetts 02141

(888) 482-7768

(Address of principal executive offices)

2014 STOCK OPTION AND INCENTIVE PLAN

2014 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Brian Halligan

Chief Executive Officer

HubSpot, Inc.

25 First Street

Cambridge, Massachusetts 02141

(Name and address of agent for service)

(888) 482-7768

(Telephone number, including area code, of agent for service)

Copies to:

Mark T. Bettencourt, Esq. Joseph C. Theis, Jr., Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	John P. Kelleher, Esq. General Counsel HubSpot, Inc. 25 First Street Cambridge, Massachusetts 02141 (888) 482-7768

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2014 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	1,965,084 shares	$160.74	$315,867,602	$38,283.15
2014 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	393,016 shares	$160.74	$63,173,392	$7,656,62
TOTAL	2,358,100 shares	$160.74	$379,040,994	$45,939.77

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

The price of $160.74 per share, which is the average of the high and low sale prices of the common stock of the registrant on the New York Stock Exchange on February 7, 2019, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are without a fixed price.

(3)	Calculated pursuant to Section 6(b) of the Securities Act.

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-199225) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-199225) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-K filed on February 24, 2016).

3.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on April 25, 2018).

4.1	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-202535).

5.1*	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (contained on signature page hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 12, 2019.

HubSpot, Inc.

By:	/s/ Brian Halligan
Brian Halligan
Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Halligan, JD Sherman, and Kate Bueker, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of HubSpot, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Halligan Brian Halligan	Chief Executive Officer and Chair (Principal Executive Officer)	February 12, 2019
/s/ Kate Bueker Kate Bueker	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2019

/s/ Dharmesh Shah Dharmesh Shah	Director and Chief Technology Officer	February 12, 2019

/s/ Ron Gill Ron Gill	Director	February 12, 2019

/s/ Julie Herendeen Julie Herendeen	Director	February 12, 2019

/s/ Lorrie Norrington Lorrie Norrington	Director	February 12, 2019

/s/ Avanish Sahai Avanish Sahai	Director	February 12, 2019

/s/ Michael Simon Michael Simon	Director	February 12, 2019

/s/ Jay Simons Jay Simons	Director	February 12, 2019

/s/ Jill Ward Jill Ward	Director	February 12, 2019